---------------------------------
               DOMESTIC                        Filing Fee:  $80.00
         BUSINESS CORPORATION

            STATE OF MAINE

          ARTICLES OF MERGER                   _________________________________
                                                   Deputy Secretary of State
            ASC East, Inc.
                                               ---------------------------------
--------------------------------------         ---------------------------------
   (Subsidiary, A Maine Corporation)

                 and                        True Copy When Attested by Signature

 ASC West, Inc., (Subsidiary, a Maine
            Corporation)

               INTO

      American Skiing Company                   ______________________________
                                                     Deputy Secretary of State
---------------------------------------
    (Parent, A Maine Corporation)
                                               ---------------------------------


Pursuant to 13-A MRSA ss.904, the undersigned corporation adopts the following Articles of Merger:

FIRST: American Skiing Company herein referred to as the parent corporation, is a corporation organized under the laws of the State of Maine and owning at least 90% of the outstanding shares of each class of ASC East, Inc. and ASC West, Inc., each a corporation organized under the laws of the State of Maine and herein referred to as the subsidiary corporation.

SECOND: The plan of merger set forth in Exhibit A attached hereto was approved by the Board of Directors of the undersigned parent corporation as the surviving corporation in the manner prescribed by the Maine Business Corporation Act.

THIRD: The number of outstanding shares of each class of the participating subsidiary corporation and the number of shares of each class owned by the parent, surviving corporation are as follows: Name of Subsidiary Number of Shares Designation Number and Per Cent of Shares Owned Corporation Outstanding of Class by Surviving Parent

Name of           Number of Shares      Designation         Number and Per Cent
Subsidiary        Outstanding           of Class            of Shares Owned by
Corporation                                                 Surviving Parent
--------------    ----------------      ------------        --------------------
ASC East, Inc.    939,168               Common              939,168 Shares, 100%

ASC West, Inc.    100                   Common                  100 Shares, 100%

FOURTH              The  date  of  the  mailing  to  each   shareholder  of  the
                    subsidiary corporation of a copy of the plan of merger is October 5, 1999.

FIFTH Effective date of the merger (if other than date of filing of Articles) is October 6, 1999 at 12:01 a.m.

                    (Not to exceed 60 days from date of filing of the Articles)

SIXTH: The address of the registered office of the surviving corporation in the State of Maine is Sunday River Access Road, Newry, Maine 04261.

                  The address of the registered office of the subsidiary corporation in the State of Maine is Sunday River Access Road, Newry, Maine 04261.


DATED:  October 5, 1999                             American Skiing Company
                                            ------------------------------------
                                                    (surviving corporation)

                                            *By /s/ Christopher E. Howard
                                               ---------------------------------
                                                       (signature)
                                               Christopher E. Howard, Clerk
                                               -----------------------------
                                               (type or print name and capacity)

                                            *By
                                               ---------------------------------
                                                        (signature)

                                               ---------------------------------
                                               (type or print name and capacity)









Note:   13-A  MRSA  ss.904  does  not  allow   amendments  to  the  Articles  of
Incorporation.
--------------------------------------------------------------------------------

*This documents MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are not such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101 TEL: (207) 287-4195

                                                                       EXHIBIT A
                                PLAN OF MERGER


         This Plan of Merger is adopted this 5th day of October, 1999, by AMERICAN SKIING COMPANY, a Maine corporation (hereinafter sometimes referred to as the "Parent Corporation" or "Surviving Corporation"), and relates to the merger of ASC East, Inc., a Maine corporation (hereinafter sometimes referred to as "ASC East") and ASC West, Inc., a Maine corporation (hereinafter sometimes referred to as "ASC West") into Parent Corporation.

                              W I T N E S S E T H :

         WHEREAS, Parent Corporation owns all of the outstanding stock of ASC East and ASC West (hereinafter together sometimes referred to as "Subsidiary Corporations"); and

     WHEREAS, it is desired that Subsidiary Corporations be merged into Parent Corporation;

         NOW, THEREFORE, Parent Corporation does hereby merge Subsidiary Corporations into itself, as of the effective time hereinafter provided, in accordance with Sections 904 and 905 of the Maine Business Corporation Act, as amended (the "Act"), 13-A M.R.S.A. ss.ss. 904 and 905, with the effect provided in the Act, including without limitation Section 905, of the Act, 13-A M.R.S.A. ss. 905, upon the following terms and conditions:

         1. Parent Corporation shall be the surviving corporation in the merger.

         2. The merger shall become effective at 12:01 a.m. on October 6, 1999 (such time being hereinafter called the "Effective Time of the Merger"). This Plan of Merger shall be submitted to the Board of Directors of the Parent Corporation for its approval in accordance with Section 904 of the Act.

         3. Each share of (i) Common Stock, par value $.01 per share, (ii) Class A Common Stock, par value $.01 per share, (iii) 10.5% Repriced Convertible Exchangeable Preferred Stock, par value $.01 per share, and (iv) 8.50% Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Parent Corporation outstanding immediately prior to the Effective Time of the Merger shall continue to be outstanding thereafter and shall not be affected by the merger. Neither the Articles of Incorporation, as amended, the Bylaws, as amended, the terms of office of the officers and directors, nor any other matter pertaining to the affairs of the Parent Corporation shall be affected by the merger. The Parent Corporation, as the holder of all outstanding shares of the Subsidiary Corporations, hereby waives notice of the merger and the right to receive a copy of this Plan of Merger so as to permit the immediate effectiveness of the merger as contemplated by Section 904(1)(C) of the Act.

         4. At the Effective Time of the Merger, each share of stock of the Subsidiary Corporations issued and outstanding immediately prior to the Effective Time of the Merger shall be cancelled and of no further force or effect, and the share certificates therefor held by Parent Corporation shall be surrendered for cancellation.

         5. From and after the Effective Time of the Merger, the Subsidiary Corporations shall cease their separate existence; all of the properties (real, personal and mixed), rights, immunities, privileges, franchises, choses in action and all other assets of the Subsidiary Corporations shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume all the liabilities, duties and obligations of the Subsidiary Corporations.

         6. Parent Corporation expressly reserves the right to abandon the merger, at any time prior to the Effective Time of the Merger, in the absolute discretion of its directors.

         IN WITNESS WHEREOF, Parent Corporation has caused this Plan of Merger to be signed by its duly authorized officer.

                                            AMERICAN SKIING COMPANY


                                            By:/s/ Christopher E. Howard
                                               -----------------------------
                                               Christopher E. Howard
                                               Executive Vice President